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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 2014, except as to Note 17, which is as of March 6, 2014, in Amendment No. 2 to the Registration Statement (Form S-1 333-193911) and related Prospectus of Q2 Holdings, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Austin, Texas
March 6, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm